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                                                                   EXHIBIT 10.17

                                  REVOLVER LOAN
                                 PROMISSORY NOTE
U.S. $1,000,000                                               December 29, 1994


          FOR VALUE RECEIVED, the undersigned CPS SYSTEMS, INC., a Texas corporation ("Maker"), promises to pay to GREYHOUND FINANCIAL CORPORATION, a Delaware corporation ("Lender"), or order, at its principal offices in Dial Corporate Center, Dial Tower, Phoenix, Arizona 85077, or at such other place as the holder of this Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of ONE MILLION UNITED STATES DOLLARS (U.S. $1,000,000) ("Loan"), together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below. All payments hereunder shall be made in immediately available funds.

          This Revolver Loan Promissory Note ("Note") is executed pursuant to a Revolver Loan and Security Agreement dated as of even date herewith between Maker and Lender (together with any and all extensions, renewals, modifications and restatements thereof, "Loan Agreement") and evidences the loan made pursuant to the Loan Agreement.

          Except as otherwise provided herein, interest ("Basic Interest") shall accrue on the unpaid principal balance of the Loan from time to time outstanding at a variable interest rate per annum equal to the Base Rate (as hereinafter defined) plus two hundred fifty (250) basis points, which rate shall be adjusted as and when the Base Rate changes. The term "Base Rate" as used herein shall mean the per annum rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the base (or equivalent") rate of interest charged by Citibank to its largest and most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrower from Citibank at rates less than the announced base rate, or if Citibank ceases to publish its base rate, then such other published rate as Holder shall deem comparable in its sole and absolute discretion. Interest shall be calculated on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days.

          Payments of principal, interest and any other amounts due and payable hereunder shall, at the option of Holder, earn interest after they are due at a
                                                        -----
rate ("Default Rate") equal to (a) four hundred (400) basis points above the rate of Basic Interest otherwise payable hereunder, or (b) the maximum contract rate permitted under the law ("Applicable Usury Law") which has been chosen below to govern this Note or may otherwise be applicable, whichever of (a) or
(b) is lesser. At the option of Holder, while an Event of Default (as that term is defined in the Loan Agreement) exists, and in all events after an acceleration of the Note by Holder, interest shall accrue on the entire outstanding principal
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balance of this Note at the Default Rate.

          The contracted for rate of interest of the Loan contemplated hereby, without limitation, shall consist of the following: (i) Basic Interest, calculated in accordance with the provisions of this Note; (ii) the Default Rate, calculated and applied to the principal balance of this Note in accordance with the provisions hereof; (iii) the late charge calculated and applied to an overdue payment in accordance with the provisions hereof; (iv) the Revolver Prepayment Premium (as defined in the Loan Agreement); (v) the Unused Line Fee (as defined in the Loan Agreement); (vi) the Audit Fee (as defined in the Loan Agreement); (vii) the Return Fee (as defined in the Loan Agreement); and (viii) all Additional Sums (as hereinafter defined), if any. Makers agree to pay an effective contracted for rate of interest which is the sum of the above-referenced elements but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law. All fees, charges, goods, things in action or any other sums or things of value [other than amounts described in
(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof], pursuant to this Note, the Loan Agreement, the other Loan Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction (the "Additional Sums"), shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.


          Accrued and unpaid interest on the outstanding principal balance of the Loan shall be due and payable commencing on February 1, 1995, and continuing on the first day of each month thereafter through and including December 1, 1998. On December 30, 1998, the entire unpaid principal balance of this Note, all accrued and unpaid Basic Interest, and all other charges or amounts owing in connection with the Loan shall be due and payable in full.

          Maker is also required to make to Lender additional payments of principal and interest, as more fully provided pursuant to the terms of the Loan Agreement.

          All payments under this Note shall be applied first to any late charge or other fees, then to accrued but unpaid Basic Interest, then to any other amounts due and payable hereunder or under the Loan Agreement, and the balance, if any, to outstanding principal.

          If any installment of principal, interest or any other payment required to be made in connection with the Loan is not paid when

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due, or upon the occurrence of any other Event of Default, Holder may at its option, without notice or demand, declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid Basic Interest thereon, any prepayment premium required under the Loan Agreement, and all other obligations owing in connection with the Loan. This Note shall also be immediately due and payable:

          (a) if Maker shall (i) file, or consent, by answer or otherwise, to the filing against Maker of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (ii) make an assignment for the benefit of creditors, (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for Maker, or for any substantial part of the property owned by Maker, or (iv) be adjudicated insolvent; or

          (b) if a petition for relief or reorganization, arrangement or liquidation, or any other petition in bankruptcy or insolvency, or the appointment of a custodian under the laws of any jurisdiction is filed against Maker or a custodian is appointed for properties of Maker, and such proceeding is not dismissed and/or appointment vacated within ninety (90) days thereafter.

          In the event that any monthly installment of principal and interest shall not be paid within ten (10) days of the date when due, a "late charge" of two percent (2.0%) of the late payment may be charged by the Holder for the purposes of defraying the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Maker and Lender of a fair average compensation for the loss which may be sustained by Holder due to the failure of Maker to make timely payments. All late charges shall be due and payable monthly on the same dates provided herein for the payment of installments.

          Except as expressly provided in the Loan Agreement, prepayment of this Note will not be permitted in whole or in part.
          ---

          Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note, the Loan Agreement, or any other instrument or agreement related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

          If Holder undertakes to collect this Note, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection, including, without limitation, attorneys' fees and expert witnesses' fees, whether or not legal

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proceedings shall be instituted. In the event Holder institutes legal proceedings to enforce this Note, the award of costs of collection, including attorneys' fees, shall be made by the court (and not by a jury).

          Maker and every person or entity at any time liable for the payment of the indebtedness evidenced by this Note, hereby absolutely waive: presentment for payment, protest and demand; notice of dishonor, protest, demand and nonpayment of this Note; and each and every other notice of any kind except for notices expressly provided in this Note or in any of the other documents securing payment of, or otherwise related to, this Note. Maker and every such person or entity further consent to renewals or extensions of the payment of any sums to be paid under this Note at any time and from time to time, without limit as to the number or aggregate period of such renewals or extensions, at the request of any other person or entity liable for them. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced by this Note.

          This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

          Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

          This Note and all its provisions, conditions, promises and covenants shall be binding upon Maker, and its respective successors and assigns, provided nothing herein shall be deemed Holder's consent to any assignment restricted or prohibited by the terms of the Loan Agreement. If more than one person or entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

          If any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that where the provisions of any invalidating law may be waived, they are waived by Maker to the fullest extent possible.

          THIS NOTE AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

          MAXER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE SUBJECT MATTER HEREOF OR, IF HOLDER

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INITIATES SUCH ACTION, ANY COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION AND
THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT HOLDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT MAKER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

          ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

          ALL OF THE PROVISIONS SET FORTH ABOVE ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO MAKER.

                                                ____  MAKER'S Initials

          Maker warrants and represents that the Loan is for business purposes.

          This Note is secured by property owned by Maker.

          MAKER:                        CPS SYSTEMS, INC.,
                                        a Texas corporation



                                        By: /s/ Paul E. Kana
                                           -------------------------------------
                                           Paul E. Kana, President

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STATE OF ARIZONA      )
                      ) ss.
County of Maricopa    )

          The foregoing instrument was acknowledged before me this 30th day of December, 1994, by Paul E. Kana, the President of CPS Systems, Inc., a Texas corporation, on behalf of the corporation.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                      /s/ Tonya M. Moore
                                      ------------------------------------------
                                      Type/Print Name: Tonya M. Moore
                                                      --------------------------
                                      Notary Public, State of Arizona

My commission expires:

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[SEAL APPEARS HERE]

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